Exhibit 99.3

Cohu, Inc. and Ismeca Semiconductor Holding SA

Unaudited Pro Forma Condensed Combined Financial Statements

Description of Transaction

Cohu, Inc. (referred to as “Cohu”, “we”, “our” and “us”), through its wholly owned semiconductor equipment subsidiary, Delta Design Luxembourg S.à r.l, a company organized under the laws of Luxembourg, (“Delta Luxembourg”), entered into a Share Purchase and Transfer Agreement (the “Purchase Agreement”) with Schweiter Technologies AG (“Seller”), pursuant to which Delta Luxembourg acquired all of the outstanding share capital of Ismeca Semiconductor Holding SA (“Ismeca”, and such transaction, the “Acquisition”). Ismeca, headquartered in La Chaux-de-Fonds, Switzerland, and with major operations in Malacca, Malaysia and Suzhou, China, designs, manufactures and sells turret-based test handling and back-end finishing equipment for integrated circuits, light emitting diodes (LEDs) and discrete components.

The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The purchase price of this acquisition was approximately $82.9 million, and was funded primarily by cash reserves ($57.1 million) and certain liabilities assumed ($25.7 million). Total consideration has been allocated to the assets acquired and liabilities assumed based on their estimated respective fair values as of the completion of the acquisition. The acquisition of Ismeca resulted in the recognition of a preliminary estimate of goodwill of approximately $13.5 million and has been assigned to our semiconductor equipment segment. These allocations reflect preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A and are subject to change once finalized.

The unaudited pro forma condensed combined financial information reflecting the combination of Cohu and Ismeca is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been had the acquisition been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting with Cohu treated as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the acquisition and to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined balance sheet presents our historical financial position combined with Ismeca’s as if the acquisition occurred on December 29, 2012, and includes adjustments which give effect to events that are directly attributable to the transaction. Our cost to acquire Ismeca has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary internal valuation estimate of their respective fair values as of the date of the acquisition. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Cohu with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statement of operations includes certain purchase accounting adjustments as if the acquisition occurred on January 1, 2012, including items expected to have a continuing impact on the combined results, such as amortization expense of acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of operations does not include the impacts of any revenue, cost or other operating synergies that we may achieve as a result of the acquisition, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined consolidated financial statements, and such assumptions should be reviewed in their entirety.

Cohu, Inc. and Ismeca Semiconductor Holding SA

Unaudited Pro Forma Condensed Combined Financial Statements

Cohu’s fiscal years are based on a 52- or 53-week period ending on the last Saturday in December, whereas prior to the acquisition, Ismeca had a December 31st calendar year-end. In the unaudited pro forma condensed combined statement of operations for the year ended December 29, 2012, Ismeca’s operating results are as of December 31, 2012. In order to prepare the unaudited pro forma condensed combined balance sheet as of December 29, 2012, Ismeca’s historical combined statement of financial position as of December 31, 2012, which is within two (2) days of Cohu’s most recent year-end, was used.

The unaudited pro forma condensed combined consolidated financial statements have been developed from the following sources with the following unaudited adjustments:

Financial information prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”) for Cohu has been extracted without adjustments from Cohu’s audited consolidated balance sheet as of December 29, 2012, and Cohu’s audited consolidated statement of operations for the year then ended, both contained in Cohu’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

Financial information prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) for Ismeca has been extracted without adjustment from Ismeca’s audited consolidated balance sheet as of December 31, 2012, and consolidated statement of income for the year ended December 31, 2012, contained in Exhibit 99.2 of this Form 8-K/A. These financial statements were originally prepared using the Swiss Franc (“CHF”) as the reporting currency, and have been translated into U.S. dollars (“USD”) in the pro forma financial information using the methodology and the exchange rates outlined in Note 5. Certain adjustments have been made to convert the Ismeca’s IFRS financial information to U.S. GAAP and to align Ismeca’s accounting policies with Cohu’s U.S. GAAP based accounting policies. The basis of these adjustments is explained in the notes to the pro forma financial information.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 29, 2012

(in thousands)

	Cohu, Inc. December 29, 2012 (a)	Ismeca December 31, 2012 (b)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$110,229	$3,665	$(57,143	)(c)	$56,751
Accounts receivable, net	36,986	22,095	—		59,081
Inventories:
Raw materials and purchased parts	37,140	6,721	—		43,861
Work in process	14,958	4,252	1,500	(d)	20,710
Finished goods	10,234	21	—		10,255

	62,332	10,994	1,500		74,826
Deferred taxes and other current assets	11,536	1,320	—		12,856

Total current assets	221,083	38,074	(55,643)		203,514
Property, plant and equipment, at cost:
Land and land improvements	12,106	—	—		12,106
Buildings and building improvements	31,209	380	(298	)(e)	31,291
Machinery and equipment	40,108	11,751	(10,526	)(e)	41,333

	83,423	12,131	(10,824)		84,730
Less accumulated depreciation and amortization	(47,959)	(10,824)	10,824	(e)	(47,959)

Net property, plant and equipment	35,464	1,307	—		36,771
Goodwill	58,756	—	13,458	(f)	72,214
Intangible assets	18,977	—	25,372	(g)	44,349
Deferred taxes and other non-current assets	593	1,717	1,440	(h)	3,750

	$334,873	$41,098	$(15,373)		$360,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,217	$6,123	$—		$19,340
Other accrued liabilities	23,163	8,154	—		31,317

Total current liabilities	36,380	14,277	—		50,657
Other accrued liabilities	5,847	6,611	—		12,458
Deferred income taxes	11,747	—	4,837	(h)	16,584
Commitments and contingencies Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	24,632	—	—		24,632
Paid-in capital	83,547	—	—		83,547
Share capital and legal reserves	—	6,540	(6,540	)(i)	—
Retained earnings	170,937	16,961	(16,961	)(i)	170,937
Accumulated other comprehensive income (loss)	1,783	(3,291)	3,291	(i)	1,783

Total stockholders’ equity	280,899	20,210	(20,210)		280,899

	$334,873	$41,098	$(15,373)		$360,598

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 29, 2012

(in thousands, except per share amounts)

	Cohu, Inc. December 29, 2012 (a)	Ismeca December 31, 2012 (b)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$221,162	$84,881	$—		$306,043
Cost and expenses:
Cost of sales	153,184	52,705	2,104	(c)	207,993
Research and development	36,171	8,949	—		45,120
Selling, general and administrative	45,891	20,434	454	(c)	66,779
Gain on sale of facility	—	(5,001)	5,001	(d)	—

	235,246	77,087	7,559		319,892

Income (loss) from operations	(14,084)	7,794	(7,559)		(13,849)
Interest and other income, net	967	755	(918	)(e)	804

Income (loss) before income taxes	(13,117)	8,549	(8,477)		(13,045)
Income tax provision (benefit)	(874)	434	(309	)(f)	(749)

Net income (loss)	$(12,243)	$8,115	$(8,168)		$(12,296)

Loss per share:
Basic	$(0.50)				$(0.50)
Diluted	$(0.50)				$(0.50)
Weighted average shares used in computing loss per share:
Basic	24,459				24,459

Diluted	24,459				24,459

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of December 29, 2012 is presented as if our acquisition of Ismeca had occurred on December 29, 2012, combining the historical audited balance sheet of Cohu at December 29, 2012 and the historical balance sheet of Ismeca at December 31, 2012.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 29, 2012, illustrates the effect of the acquisition of Ismeca as if it had occurred on January 1, 2012 and combines the historical audited statement of operations of Cohu for the year ended December 29, 2012 and Ismeca’s historical income statement for the year ended December 31, 2012.

Our acquisition of Ismeca has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

Under ASC 805, acquisition-related transaction costs (e.g., professional fees for legal, accounting, tax, due diligence, valuation and other related services, etc.) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs incurred by Cohu during the year ended December 29, 2012 were approximately $2.3 million and are included in selling, general and administrative expense. Seller divestment bonuses of approximately $3.1 million are included in Ismeca’s income statement for the year ended December 31, 2012.

Note 2. Summary of Significant Accounting Policies

The pro forma condensed combined consolidated information has been compiled in a manner consistent with the accounting policies adopted by Cohu. Adjustments were made for the differences between IFRS and U.S. GAAP, as set out further in Note 5, together with adjustments arising as part of acquisition accounting. Apart from these adjustments, the accounting policies of Ismeca were not deemed to be materially different from those adopted by Cohu.

Note 3. Preliminary Purchase Price Allocation

The total estimated purchase price was allocated to Ismeca’s net tangible and intangible assets based on their estimated fair values as of December 29, 2012, the effective date of the acquisition for the purposes of this pro forma presentation. The table below represents a preliminary allocation of purchase price based on management’s internal evaluation to estimate their respective fair values, as described in the introduction to these unaudited pro forma condensed combined financial statements (in thousands):

Current assets	$39,574
Non-current assets	4,464
Intangible assets	25,372
Goodwill	13,458

Total assets acquired	82,868
Liabilities assumed	(25,725)

Net assets acquired	$57,143

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Upon completion of the fair value assessment, Cohu anticipates that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will likely be allocated to intangible assets or residual goodwill and related deferred taxes.

Of the total purchase price, $25.4 million has been allocated to definite and indefinite-lived intangible assets acquired. Definite-lived intangible assets of $20.5 million consist of the value assigned to Ismeca’s unpatented complete technology of $16.8 million, customer relationships of $3.6 million and trade name of $4.9 million. The amortization related to these intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined statement of operations. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The acquisition was nontaxable and certain of the assets acquired, including goodwill and intangibles, will not be deductible for tax purposes.

The preliminary allocation of the other intangible assets included in these pro forma financial statements is as follows:

Description	Estimated Fair Value (in thousands)	Estimated Average Remaining Useful Life
Unpatented complete technology	$16,832	8 years
Customer relationships	3,632	8 years
Trade name	4,908	Indefinite

	$25,372

The value assigned to Ismeca’s unpatented complete technology was determined by discounting the estimated future cash flows associated with the existing developed and core technologies to their present value. Developed and core technology, which comprise products that have reached technological feasibility, includes the products in Ismeca’s product line. The revenue estimates used to value the unpatented complete technology were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Ismeca and its competitors. The rates utilized to discount the net cash flows of unpatented complete technology to their present value are based on the risks associated with the respective cash flows taking into consideration the weighted average cost of capital of Cohu’s semiconductor equipment segment.

The value assigned to Ismeca’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the acquisition date taking into consideration expected attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net contributory asset charges associated with servicing those customers. The estimated revenues were based on revenue growth rates for the back-end semiconductor equipment industry. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net contributory asset charges were based on the estimated fair value of those assets that contribute to the generation of the estimated cash flows.

The acquired intangible assets related to the Ismeca acquisition will result in the following approximate annual amortization expense in future periods (in thousands):

2013	$2,558
2014	2,558
2015	2,558
2016	2,558
2017	2,558
There after	7,674

Total	$20,464

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Ismeca’s net tangible and intangible assets to a preliminary estimate of the fair values of those assets, to reflect the amortization expense related to the estimated amortizable intangible assets and to reclassify certain of Ismeca’s amounts to conform to Cohu’s presentation.

In the process of finalizing our purchase price allocation, if information becomes available which would indicate the existence of a material preacquisition contingency and it is determined that events giving rise to the contingency occurred prior to the acquisition date and the amounts can be reasonably estimated, such items will be included in our final purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)	Represents Cohu’s historical consolidated balance sheet as of December 29, 2012.

(b)	Represents Ismeca’s historical consolidated balance sheet as of December 31, 2012.

(c)	Adjustment to reflect the net cash paid to Seller of approximately $57.1 million.

(d)	Adjustment to reflect the estimated fair value of inventories acquired.

(e)	Adjustment to record certain leasehold improvements, machinery and equipment at estimated fair value and to amend the presentation of historical cost and accumulated depreciation to reflect this change.

(f)	Adjustment to reflect the estimated fair value of goodwill based on net assets acquired as if the acquisition occurred on December 29, 2012.

(g)	Adjustment of approximately $25.4 million, to record identifiable intangible assets at estimated fair value.

(h)	Adjustment to record the tax effects of the various purchase accounting entries recorded as a result of the Acquisition.

(i)	Adjustment to eliminate the historical shareholder equity accounts of Ismeca.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a)	Represents Cohu’s historical consolidated statement of operations for the year ended December 29, 2012.

(b)	Represents Ismeca’s historical consolidated statement of operations for the year ended December 31, 2012.

(c)	Adjustment to reflect estimated additional intangible asset amortization expense of $2.6 million for the year ended December 29, 2012, resulting from the fair value adjustments to Ismeca’s intangible assets.

(d)	Ownership of the facility that Ismeca’s headquarters in La Chaux-de-Fonds occupies was not transferred to Cohu as part of the Acquisition and, as a result, an adjustment to remove the gain on the sale of this facility of $5.0 million has been made.

(e)	Represents the estimated reduction in interest income earned on Cohu’s cash and short-term investments (cash reserves) of approximately of $0.2 million for the year ended December 29, 2012 and to eliminate $1.1 million of sublease rent received by Ismeca and $0.4 million of building depreciation and maintenance expense, associated with the subleased portion of the facility. As noted in (d) above, ownership of this facility, which generated this income, was not transferred to Cohu as a result of the Acquisition. We assumed that the purchase price of $57.1 million was paid on the first day of the period and the estimated reduction to interest income was derived based on the average yield earned by Cohu for the applicable periods.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(f)	Adjustment to apply the applicable estimated statutory rates to the pretax earnings of the pro forma adjustments for the year ended December 29, 2012.

Note 5. IFRS to U.S. GAAP Adjustments and Foreign Currency Translation

The consolidated financial statements of Ismeca, have been prepared and presented in accordance with IFRS as issued by the IASB which varies in certain significant respects from U.S. GAAP. The principal differences between IFRS and U.S. GAAP that affect the Ismeca financial statements relate to the treatment of revenue recognition, the accounting for post-retirement benefits, and the related income tax effect.

Ismeca translated its historical financial information into CHF based upon the requirements of IFRS. Based upon our review of Ismeca’s historical financial statements and our understanding of the differences between U.S. GAAP and IFRS, we are not aware of any further adjustments that we would need to make to Ismeca’s historical financial statements relating to foreign currency translation. Certain balances have been reclassified from the Ismeca financial statements so that their presentation would be consistent with Cohu. Ismeca’s reporting currency for its historical financial information is the CHF. The U.S. GAAP financial information has been translated from CHF to USD using historic average exchange rates applicable to Ismeca during the period presented for the Pro Forma Statement of Operations and the period end exchange rate for the Pro Forma Balance Sheet.

Consolidated Balance Sheet

The following table reflects the adjustments made to Ismeca’s consolidated balance sheet as of December 31, 2012 to convert IFRS to U.S. GAAP and from CHF to USD using an exchange rate of 1.09 per franc:

	Ismeca IFRS - CHF December 31, 2012		Adjustments to reconcile IFRS to U.S. GAAP/Cohu Presentation - CHF December 31, 2012			Ismeca U.S. GAAP - CHF December 31, 2012		Ismeca U.S. GAAP - USD December 31, 2012
Courrent assets	CHF	34,930	CHF	—		CHF	34,930	$38,074
Non-current assets		2,608		167	(a)		2,775	3,024

Total assets	CHF	37,538	CHF	167		CHF	37,705	$41,098

Current liabilities	CHF	13,098	CHF	—		CHF	13,098	$14,277
Non-current liabilities		5,138		927	(a)		6,065	6,611

		18,236		927			19,163	20,888
Total shareholders’ equity		19,302		(760	)(a)		18,542	20,210

	CHF	37,538	CHF	167		CHF	37,705	$41,098

(a)	Adjustments to Non-current Assets, Non-current Liabilities and Shareholders’ Equity—Under IFRS and U.S. GAAP there a number of significant differences in the area of accounting for pension and other post-retirement benefits. An adjustment has been made to increase the non-current liability and shareholders’ equity, net of related income tax effect, to reflect the application of U.S. GAAP with respect to Ismeca’s post-retirement benefit plan.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Consolidated Statement of Income

The following table reflects the adjustments made to Ismeca’s consolidated statement of operations for the twelve months ended December 31, 2012 to convert IFRS to U.S. GAAP and from CHF to USD using an exchange rate of 1.07 per franc:

	Ismeca IFRS - CHF December 31, 2012		Adjustments to reconcile IFRS to U.S. GAAP/Cohu Presentation - CHF December 31, 2012			Ismeca U.S. GAAP - CHF December 31, 2012		Ismeca U.S. GAAP - USD December 31, 2012
Net revenues	CHF	76,738	CHF	2,590	(a)	CHF	79,328	$84,881
Cost of sales		48,386		871	(b)		49,257	52,705
Research and development		8,009		355	(c)		8,364	8,949
Selling, general and administrative		18,577		521	(c)		19,098	20,434
Gain on sale of facility		—		(4,674	)(d)		(4,674)	(5,001)
Other operating expenses		338		(338	)(e)		—	—
Other operating income		(5,668)		5,668	(e)		—	—

		69,642		2,402			72,044	77,087

Income from operations		7,096		188			7,284	7,794
Interest and other income, net		—		706	(e)		706	755
Financial income		199		(199	)(e)		—	—
Financial expenses		(149)		149	(e)		—	—

Income before income taxes		7,146		844			7,990	8,549
Tax expense		405		—			405	434

Net income	CHF	6,741	CHF	844		CHF	7,585	$8,115

(a)	Revenue Recognition—Under IFRS revenue is recognized when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and the stage of completion of the transaction can be measured reliably. Under U.S. GAAP, revenue is recognized when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. In certain instances, customer payment terms may provide that a minority portion (e.g. 20%) of the equipment purchase price be paid only upon customer acceptance. In those situations under U.S. GAAP, the majority portion (e.g. 80%) of revenue where payment is tied to shipment and the entire product cost of sale are recognized upon shipment and passage of title and the minority portion of the purchase price related to customer acceptance is deferred and recognized upon receipt of customer acceptance and an adjustment (CHF 2.6 million) has been made to the statement of income to increase Ismeca’s net revenues in accordance with US GAAP.

(b)	Adjustments to Cost of Sales—cost of sales consists primarily of the cost of materials, assembly and test labor, which includes salaries and benefit costs of employees, and overhead from operations. An adjustment (CHF 0.6 million) has been made to recognize the appropriate costs associated with the revenue adjustment described in (a) above. Under IFRS and U.S. GAAP there a number of significant differences in the area of accounting for pension and other post-retirement benefits. An adjustment (CHF 0.3 million) has been made to increase cost of sales to reflect the application of U.S. GAAP with respect to employees participating in Ismeca’s post-retirement benefit plan.

(c)	Adjustments to Research and Development and Selling, General and Administrative Expense—as noted above, there are a number of significant differences in the area of accounting for pension and other post-retirement benefits under IFRS and U.S. GAAP. Adjustments to research and development expense (CHF 0.4 million) and selling, general and administrative expense (CHF 0.5 million) have been made to reflect the application of U.S. GAAP with respect to employees participating in Ismeca’s post-retirement benefit plan.

COHU, INC. AND ISMECA SEMICONDUCTOR HOLDING SA

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(d)	Gain on Sale of Facility—we have reclassified the gain generated by the sale of the facility that Ismeca’s headquarters in La Chaux-de-Fonds occupies from other operating income to gain on sale of facility in the U.S. GAAP statement of income in accordance with Cohu’s accounting policy.

(e)	Reclassification of other operating expense, other operating income, financial income and financial expense—adjustments have been made to reclassify other operating expense (CHF 0.3 million) and other operating income (CHF 1.0 million) which represent sublease rent received and building depreciation and maintenance expense, associated with the subleased portion of the facility, and financial income and financial expense to interest and other income (expense), net in accordance with Cohu’s accounting policy.